Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2008 RESULTS
AND ANNOUNCES COST SAVINGS INITIATIVES

North Andover, MA…October 28, 2008.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the third quarter ended September 28, 2008.  Sales for the third quarter of 2008 were $379.3 million, an increase of $38.8 million, or 11%, compared to the third quarter of 2007. Net income for the third quarter of 2008 was $16.7 million, or $0.45 per share, compared to net income of $18.1 million, or $0.46 per share, for the third quarter of 2007.  Income from continuing operations for the third quarter of 2008 decreased by $1.4 million, or 8%, to $16.8 million, or $0.46 per share, compared to income from continuing operations for the third quarter of 2007 of $18.2 million, or $0.47 per share.

Sales for the first nine months of 2008 were $1.11 billion, an increase of $75.3 million, or 7%, compared to the first nine months of 2007. Net income for the first nine months of 2008 was $50.2 million, or $1.36 per share, compared to net income of $55.9 million, or $1.43 per share, for the first nine months of 2007.  Income from continuing operations for the first nine months of 2008 decreased by $5.2 million, or 9%, to $50.7 million, or $1.37 per share, compared to income from continuing operations for the first nine months of 2007 of $55.9 million, or $1.43 per share.

Results for the third quarter of 2008 include an after tax-charge of $0.6 million, or $0.02 per share, as part of our previously announced global restructuring program, as compared to an after-tax charge of $4.2 million, or $0.11 per share, for the third quarter of 2007.

In November 2007, the Company’s Board of Directors authorized the repurchase of up to 3.0 million shares of the Company’s Class A common stock.  As of October 28, 2008, the Company had repurchased approximately 2.45 million shares at a total cost of approximately $68.1 million.  Repurchased shares had an accretive impact of $0.02 per share in the third quarter of 2008.

Patrick S. O’Keefe, Chief Executive Officer, commented, “Given the current state of the economy and the expected continued slowdown in our residential and commercial businesses, we are implementing a number of programs to improve our cost leverage.  During the fourth quarter, we intend to undertake a reduction in workforce in North America affecting all levels of the organization.  Also, effective immediately, all North American salaries will be frozen for at least the first nine months of 2009.  All discretionary spending is being reviewed and limited where possible and we are performing a review of our manufacturing footprint to identify opportunities for further consolidation. We are currently in the process of identifying the affected employees so estimates of annual savings and severance costs have not been finalized.  Severance costs are expected to be accrued and paid during the fourth quarter of 2008 as employees are notified.  Further, we have decided to temporarily suspend our stock repurchase program.  We remain committed to our long term strategies and believe these actions will contribute to our ability to implement them.”

Mr. O’ Keefe continued, “Cash generation continues to be a key objective for the entire organization. Year-to-date cash flows from continuing operations through September were approximately $91.5 million, as compared to $21.8 million for the same period in 2007.  We have achieved this increase primarily from better working capital management.  As of September 28, 2008, we had $129.4 million of cash on our balance sheet.  Further, we have approximately $255.7 million in credit available under our credit agreement with our relationship banks, whom we believe are in a position to fund any short-term capital needs.  Our net debt to capital ratio (defined as total debt less cash divided by total debt less cash plus equity) at the end of September was 24.1%.”

Commenting on sales for the third quarter, Mr. O’ Keefe noted, “Our sales increase in the third quarter was achieved through contributions from acquired companies of $27.3 million, or 8%, and from favorable changes in foreign exchange rates of $10.5 million, or 3%.  Organic sales growth was $1.0 million or less than 1%.

“Sales in our North American segment increased for the third quarter of 2008 by $2.7 million, or 1%, to $218.5 million compared to $215.8 million for third quarter of 2007.  This increase was achieved primarily through contributions from the November 2007 acquisition of Topway Global Inc. of $3.7 million, offset by a decline in organic sales of $1.1 million, or 1%.

“Organic sales in our North American wholesale market for the third quarter of 2008 were flat as compared to the third quarter of 2007.  Volume reductions were offset by price increases implemented to cover increases in the costs of copper and other raw materials.  Organic sales in the North American home improvement retail market declined 3% for the third quarter of 2008 compared to the third quarter of 2007.  This decrease was primarily due to more product rollouts in the third quarter of 2007 as compared to this year and the softer economy this year.

“We derived 39% of our total sales for the third quarter of 2008 from our European segment. European sales increased $37.5 million, or 34%, to $148.0 million compared to $110.5 million for the third quarter of 2007.  This increase was achieved through the inclusion of the acquired sales of Blucher Metals A/S, purchased in May 2008, of $23.6 million or 21%, from a favorable foreign exchange movement associated with the strengthening of the euro versus the US dollar of $9.2 million, or 9%, and organic sales growth of $4.7 million, or 4%.  Organic sales growth in Europe continued to be positively affected from products and systems sold into the alternative energy marketplace.

“China’s segment sales in the third quarter of 2008 decreased $1.4 million, or 10%, to $12.8 million compared to the third quarter of 2007. This decrease was due to a reduction in organic sales of $2.6 million, or 18%, offset by a favorable foreign exchange movement associated with the yuan strengthening against the U.S. dollar of $1.2 million, or 8%.  Organic sales were negatively affected by a reduction in export sales and the pending sale of one of our wholly-owned subsidiaries.  This decrease was partially offset by an increase in sales to infrastructure customers in the third quarter.

Mr. O’Keefe concluded, “Our operating income for the third quarter of 2008 increased by $0.6 million, or 2%, to $30.7 million as compared to $30.1 million in the third quarter of 2007. Lower restructuring costs of $5.1 million, or 17%, favorable foreign currency movements of $1.0 million, or 3%, and favorable contributions from acquisitions of $0.5 million, or 2%, were partially offset by a decrease in organic operating earnings of $6.0 million, or 20%. Operating margins in the third quarter of 2008 decreased by approximately 70 basis points to 8.1% as compared to 8.8% in the third quarter of 2007. Restructuring costs decreased operating margins in the third quarter of 2008 and the third quarter of 2007 by 20 basis points and 180 basis points, respectively. Compared to last year, our operating margins were impacted by increased commodity costs, which were only partially offset by price increases and from higher selling, general and administrative costs.”

The Company recorded a loss, net of tax, of  $2.1 million, or $0.06 per share, in the first nine months of 2008 compared to a loss, net of tax, of $4.5 million, or $0.12 per share, in the first nine months of 2007 for its manufacturing restructuring plan. Costs incurred in the first nine months of 2008 were primarily relocation and severance costs incurred by the US and China operations.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2008 on Tuesday, October 28, 2008, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until October 29, 2009.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following:  shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company’s ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal control over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company’s manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	Sept. 28,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2007	2008	2007
STATEMENTS OF INCOME

Net sales	$379.3	$340.5	$1,112.3	$1,037.0

Income from continuing operations	$16.8	$18.2	$50.7	$55.9
Loss from discontinued operations	(0.1)	(0.1)	(0.5)	-
Net income	$16.7	$18.1	$50.2	$55.9

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	36.7	39.1	36.9	39.0

Income (loss) per share:
Continuing operations	$0.46	$0.47	$1.37	$1.43
Discontinued operations	(0.01)	-	(0.01)	-
Net income	$0.45	$0.46	$1.36	$1.43

Cash dividends per share	$0.11	$0.10	$0.33	$0.30

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in millions, except share information)
(Unaudited)

	Sept. 28,	December 31,
ASSETS	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$129.4	$290.3
Investment securities	-	22.0
Trade accounts receivable, less allowance for doubtful accounts of
$14.0 million and $14.9 million at September 28, 2008 and December 31, 2007, respectively	268.2	235.7
Inventories, net:
Raw materials	121.8	108.9
Work in process	50.2	45.7
Finished goods	194.0	187.0
Total Inventories	366.0	341.6
Prepaid expenses and other assets	16.6	18.6
Deferred income taxes	51.7	38.1
Assets of discontinued operations	10.8	10.4
Assets held for sale	9.8	-
Total Current Assets	852.5	956.7

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	477.5	437.4
Accumulated depreciation	(229.0)	(213.7)
Property, plant and equipment, net	248.5	223.7
OTHER ASSETS:
Goodwill	468.6	385.8
Long-term investment securities	7.9	17.0
Intangible assets, net	184.9	134.0
Other, net	10.0	12.1
TOTAL ASSETS	$1,772.4	$1,729.3

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$135.8	$108.0
Accrued expenses and other liabilities	122.2	113.6
Accrued compensation and benefits	44.1	38.2
Current portion of long-term debt	3.1	1.3
Liabilities to be transferred by sale	9.9	-
Liabilities of discontinued operations	29.1	28.6
Total Current Liabilities	344.2	289.7

LONG-TERM DEBT, NET OF CURRENT PORTION	414.7	432.2
DEFERRED INCOME TAXES	61.9	42.9
OTHER NONCURRENT LIABILITIES	43.5	45.6
MINORITY INTEREST	-	3.4

STOCKHOLDERS' EQUITY:
Preferred Stock, $.10 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
1 vote per share; issued and outstanding: 29,250,175 shares at September 28, 2008
and 30,600,056 shares at December 31, 2007	2.9	3.1
Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
10 votes per share; issued and outstanding: 7,293,880 shares at September 28, 2008
and at December 31, 2007	0.7	0.7
Additional paid-in capital	385.8	377.6
Retained earnings	459.4	465.4
Accumulated other comprehensive income	59.3	68.7
Total Stockholders' Equity	908.1	915.5
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,772.4	$1,729.3

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	Sept. 28,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2007	2008	2007
Net sales	$379.3	$340.5	$1,112.3	$1,037.0
Cost of goods sold	255.4	230.0	741.3	697.2
GROSS PROFIT	123.9	110.5	371.0	339.8
Selling, general & administrative expenses	92.3	78.8	275.9	246.9
Restructuring and other charges..	0.9	1.6	2.9	2.1
OPERATING INCOME	30.7	30.1	92.2	90.8
Other (income) expense:
Interest income	(0.8)	(3.7)	(4.4)	(10.9)
Interest expense	6.6	6.8	19.9	19.8
Minority interest	-	(0.8)	(1.9)	(1.9)
Other	0.7	0.6	4.3	1.7
	6.5	2.9	17.9	8.7
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	24.2	27.2	74.3	82.1
Provision for income taxes	7.4	9.0	23.6	26.2
INCOME FROM CONTINUING OPERATIONS	16.8	18.2	50.7	55.9
Loss from discontinued operations, net of taxes	(0.1)	(0.1)	(0.5)	-
NET INCOME	$16.7	$18.1	$50.2	$55.9

BASIC EPS
Income (loss) per share:
Continuing operations	$0.46	$0.47	$1.38	$1.45
Discontinued operations	(0.01)	-	(0.01)	-
N ET INCOME	$0.46	$0.47	$1.37	$1.45
Weighted average number of shares	36.5	38.7	36.7	38.7

DILUTED EPS
Income (loss) per share:
Continuing operations	$0.46	$0.47	$1.37	$1.43
Discontinued operations	(0.01)	-	(0.01)	-
NET INCOME	$0.45	$0.46	$1.36	$1.43
Weighted average number of shares	36.7	39.1	36.9	39.0

Dividends per share	$0.11	$0.10	$0.33	$0.30

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in millions)
(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	Sept. 28,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2007	2008	2007

North America	$218.5	$215.8	$664.5	$658.6
Europe	148.0	110.5	409.9	334.3
China	12.8	14.2	37.9	44.1
Total	$379.3	$340.5	$1,112.3	$1,037.0

Operating Income

	Third Quarter Ended		Nine Months Ended
	Sept. 28,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2007	2008	2007

North America	$23.4	$22.6	$71.5	$64.0
Europe	16.5	13.9	48.6	41.1
China	(2.5)	0.7	(6.6)	6.8
Corporate	(6.7)	(7.1)	(21.3)	(21.1)
Total	$30.7	$30.1	$92.2	$90.8

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	Sept. 28,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2007	2008	2007

North America	$1.7	$1.5	$4.9	$5.2
Europe	1.5	2.1	5.1	4.7
China	34.9	34.7	98.3	104.0
Total	$38.1	$38.3	$108.3	$113.9